SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

        Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of
                                      1934

                           Date of Report July 8, 2002


                            TONGA CAPITAL CORPORATION
                  ---------------------------------------------
             (Exact name of registrant as specified in its chapter)


   COLORADO                 33-13791-D                      84-1069035
   --------                 ----------                      ----------
(State or other             (Commission File                (IRS Employer
jurisdiction of             Number)                         Identification No.)
of incorporation)


328 Lakeshore Drive, Newton, KS               67114
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(Address of principal executive offices)     (Postal Code)


        Registrant's telephone number, including area code (316) 283-0452
                                                           --------------




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Item 1. CHANGES IN CONTROL OF REGISTRANT

        None.


Item 2. ACQUISITION OR DISPOSITION OF ASSETS

         On June 6, 2002, the Company acquired certain assets and inventory from a non-affiliate, including a patent, for $50,000 in the form of a promissory note secured by the assets acquired and 12,000 shares of common stock of the Company.

         The assets consist of 8,500 pieces of the "Stud Marker" tape measure for construction carpenters, injection molding equipment for manufacturing, patent for the "Stud Marker" and miscellaneous equipment for manufacturing the "Stud Marker."

         The Company plans to immediately commence marketing the Stud Marker units through flea markets and trade fairs.

         The Company will sell through commissioned salespersons on a net per sale basis, with salesperson bearing their own expenses, including advertising.

         The Company does not plan to hire any employees or conduct any research and development or make any new capital expenditures at this time.

         The financing for the acquisition consists of a $50,000 note due December 31, 2003, bearing no interest. The note provides for payment to the noteholder of $4.00 per unit sold to be credited against note balance. The principal balance of the note may be converted, at the option of the holder, to common stock of the Company at $1.00 per share.


Item 3. BANKRUPTCY OR RECEIVERSHIP

        None


Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        None


Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

        None



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Item 6. RESIGNATION OF REGISTRAR'S DIRECTORS

         None

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a) Not Applicable

        (b) Not Applicable

        (c) Exhibits

                10.1  Agreement and Bill of Sale
                10.2  Commercial Promissory Note
                10.3  Pledge Agreement
                10.4  Patent
                10.5  Patent Assignment

Item 8. CHANGE IN FISCAL YEAR

         None


Item 9. REGULATION FD DISCLOSURE

         None



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         TONGA CAPITAL CORP.
                                               (Registrant)


                                         By: /s/ Roger K. Juhnke
                                             --------------------------
Date:  July 10, 2002                              Roger K. Juhnke,
                                                  President & Sole Director